EXHIBIT 8(h)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

(FRANKLIN TEMPLETON)

Amendment No. 3 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Life Insurance Company (the “Company” or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated as of May 1, 2007 and subsequently amended as of July 30, 2007 and January 20, 2008 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B and C of the Agreement are deleted and replaced in their entirety with the Schedules B and C attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of November 1, 2008.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Thomas Regner
	Name:	Thomas Regner
	Title:	Senior Vice President

The Company:	TRANSAMERICA LIFE INSURANCE COMPANY

	By:	/s/ Arthur D. Woods
	Name:	Arthur D. Woods
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

	By:	/s/ Brenda L. Smith
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration
Yes/No
PFL Corporate Account One	No
Retirement Builder Variable Annuity Account	Yes
Separate Account VA B	Yes
Separate Account VA C	Yes
Separate Account VA K	Yes
Separate Account VA L	Yes
Separate Account VA P	Yes
Separate Account VA R	Yes
Separate Account VA X	Yes
Separate Account VA Y	Yes
Separate Account VA Z	Yes
Separate Account VA-8	Yes
Transamerica Corporate Separate Account Sixteen	Yes
Separate Account VA W	Yes
Separate Account VUL-4 of Transamerica Life Insurance Company	Yes
Separate Account VUL-5 of Transamerica Life Insurance Company	Yes
Separate Account VUL-6 of Transamerica Life Insurance Company	Yes
Transamerica Occidental Separate Account Two	No

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Growth and Income Securities Fund - Classes 1 and 2
2.	Franklin Income Securities Fund - Classes 1 and 2
3.	Franklin Rising Dividends Securities Fund - Classes 1 and 2
4.	Franklin Small Cap Value Securities Fund - Classes 1 and 2
5.	Franklin Small-Mid Cap Growth Securities Fund - Classes 1 and 2
6.	Mutual Shares Securities Fund - Classes 1 and 2
7.	Templeton Developing Markets Securities Fund - Classes 1 and 2
8.	Templeton Foreign Securities Fund - Classes 1 and 2
9.	Templeton Global Asset Allocation Fund - Classes 1 and 2
10.	Templeton Global Income Securities Fund - Classes 1 and 2
11.	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be in electronic format) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

4